UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report: April 08, 2015
(Date of earliest event reported)

IDEX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-10235	36-3555336
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
1925 W. Field Court
Lake Forest, Illinois 60045
(Address of principal executive offices, including zip code)
(847) 498-7070
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 – Submission of Matters to a Vote of Security Holders.
(a) – (b) The Company held its Annual Shareholders’ Meeting on Wednesday, April 8, 2015 and voted on the following matters.

1.	The election of two directors to serve a three-year term. The following persons received a majority of votes cast for Class I directors.

Director	For	Withheld	Broker Non-Votes
William M. Cook	72,177,045	683,120	1,466,654
Cynthia J. Warner	72,069,173	790,992	1,466,654

2.
A proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers. The proposal received the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the matter as follows:

Affirmative Votes	71,599,230
Negative Votes	1,011,055
Abstentions	249,880
Broker Non-Votes	1,466,654

3.
A proposal to approve the Second Amended and Restated IDEX Corporation Incentive Plan. The proposal received the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the matter as follows:

Affirmative Votes	67,864,506
Negative Votes	4,763,799
Abstentions	231,860
Broker Non-Votes	1,466,654

4.
A proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2015. The proposal received the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the matter as follows:

Affirmative Votes	73,606,807
Negative Votes	498,571
Abstentions	221,441

Item 7.01 – Regulation FD Disclosure.
On April 8, 2015, IDEX Corporation issued a press release announcing that its Board of Directors has approved a 14 percent increase in the Company’s regular quarterly cash dividend.

A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 - Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release dated April 8, 2015

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDEX CORPORATION

	By:	/s/ HEATH A. MITTS
Heath A. Mitts
Senior Vice President and Chief Financial Officer
April 13, 2015

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated April 8, 2015